Exhibit 99.1

SQZ Biotechnologies Company

2014 Stock Incentive Plan

1.	Purpose.

The purpose of this plan (the “Plan”) is to secure for SQZ Biotechnologies Company., a Delaware corporation (the “Company”) and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company’s future growth and success. Under the Plan recipients may be awarded both (i) Options (as defined in Section 2.1) to purchase the Company’s common stock, par value $.001 (“Common Stock”) and (ii) shares of Common Stock (“Restricted Stock Awards”). Except where the context otherwise requires, the term “Company” shall include any parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”). Those provisions of the Plan which make express reference to Section 422 of the Code shall apply only to Incentive Stock Options (as that term is defined below).

2.	Types of Awards and Administration.

2.1 Options. Options granted pursuant to the Plan (“Options”) shall be authorized by action of the Board of Directors of the Company (the “Board’’ or “Board of Directors”) and may be either incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Code or non-statutory Options which are not intended to meet the requirements of Section 422. All Options when granted are intended to be non-statutory Options, unless the applicable Option Agreement (as defined in Section 5.1) explicitly states that the Option is intended to be an Incentive Stock Option. The vesting of Options may be conditioned upon the completion of a specified period of employment with the Company and/or such other conditions or events as the Board may determine. The Board may also provide that Options are immediately exercisable subject to certain repurchase rights in the Company dependent upon the continued employment of the optionee and/or such other conditions or events as the Board may determine.

2.1.1 Incentive Stock Options. Incentive Stock Options may only be granted to employees of the Company. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a non-statutory Option appropriately granted under the Plan provided that such Option (or portion thereof) otherwise meets the Plan’s requirements relating to non-statutory Options.

2.2 Restricted Stock Awards. The Board in its discretion may grant Restricted Stock Awards, entitling the recipient to acquire, for a purchase price determined by the Board, shares of Common Stock subject to such restrictions and conditions as the Board may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

2.3 Administration. The Plan shall be administered by the Board, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board may in its sole discretion authorize issuance of Restricted Stock, the grant of Options and the issuance of shares upon exercise of such Options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe Restricted Stock Agreements, Option Agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Restricted Stock Agreements and Option Agreements, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Restricted Stock Agreement or Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith. The Board may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee (the “Committee”) appointed by the Board, and if the Committee is so appointed, to the extent of such delegation, all references to the Board in the Plan shall mean and relate to such Committee, other than references to the Board in this sentence and in Section 18 (as to amendment or termination of the Plan) and Section 22.

3.	Eligibility.

Options may be granted, and Restricted Stock may be issued, to persons who are, at the time of such grant or issuance, employees, officers or directors of, or consultants or advisors to, the Company; provided that the class of persons to whom Incentive Stock Options may be granted shall be limited to employees of the Company.

3.1 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted is, at the time of the grant of such Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code) (a “Greater Than 10% Shareholder”), any Incentive Stock Option granted to such individual must: (i) have an exercise price per share of not less than 110% of the fair market value of one share of Common Stock at the time of grant; and (ii) expire by its terms not more than five years from the date of grant.

4.	Stock Subject to Plan.

Subject to adjustment as provided in Section 14.2 below, the maximum number of shares of Common Stock which may be issued under the Plan is 4,063,611 shares, all of which may be issued with respect to Incentive Stock Options. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan. If shares of Restricted Stock shall be forfeited to, or otherwise repurchased by, the Company pursuant to a Restricted Stock Agreement, such repurchased shares shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan. If shares issued upon exercise of an Option are tendered to the Company in payment of the exercise price of an Option, such tendered shares shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan.

5.	Forms of Restricted Stock Agreements and Option Agreements.

5.1 Option Agreement. Each recipient of an Option shall execute an option agreement (“Option Agreement”) in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such Option Agreements may differ among recipients.

5.2 Restricted Stock Agreement. Each recipient of a grant of Restricted Stock shall execute an agreement (“Restricted Stock Agreement”) in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such Restricted Stock Agreements may differ among recipients.

5.3 “Lock-Up” Agreement. Unless the Board specifies otherwise, each Restricted Stock Agreement and Option Agreement shall provide that upon the request of the Company or the managing underwriter(s) of any offering of securities of the Company that is the subject of a registration statement filed under the United States Securities Act of 1933, as amended from time to time (the “Act”), the holder of any Option or the purchaser of any Restricted Stock shall, in connection therewith, agree in writing (in such form as the Company or such managing underwriter(s) shall request) to the general effect that for a period of time (not to exceed 180 days, plus such additional number of days (not to exceed 35) as may reasonably be requested to enable the underwriter(s) of such offering to comply with Rule 2711(f) of the Financial Industry Regulatory Authority or any amendment or successor thereto) from the effective date of the registration statement under the Act for such offering, the holder or purchaser will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of the common stock of the Company owned or controlled by him or her.

6.	Purchase Price.

6.1 General. The purchase price per share of Restricted Stock and per share of stock deliverable upon the exercise of an Option shall be determined by the Board, provided, however, that in the case of any Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board, at the time of grant of such Option, or less than 110% of such fair market value in the case of any Incentive Stock Option granted to a Greater Than 10% Shareholder.

6.2 Payment of Purchase Price. Option Agreements may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable Option Agreement, by one of the following methods:

                (i) with the consent of the Board, by delivery to the Company of shares of Common Stock; such surrendered shares shall have a fair market value equal in amount to the exercise price of the Options being exercised,

                (ii) with the consent of the Board, a personal recourse note issued by the optionee to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Company may determine in its discretion; provided, however, that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Code,

                (iii) with the consent of the Board, if the class of Common Stock is registered under the Securities Exchange Act of 1934 at such time, subject to rules as may be established by the Board, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price,

                (iv) with the consent of the Board, by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a fair market value equal to such aggregate exercise price,

                (v) with the consent of the Board, by any combination of such methods of payment.

The fair market value of any shares of Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined by the Board of Directors. Restricted Stock Agreements may provide for the payment of any purchase price in any manner approved by the Board of Directors at the time of authorizing the issuance thereof.

7.	Option Period.

Notwithstanding any other provision of the Plan or any Option Agreement, each Option and all rights thereunder shall expire on the date specified in the applicable Option Agreement, provided that such date shall not be later than ten years after the date on which the Option is granted (or five years in the case of an Incentive Stock Option granted to a Greater Than 10% Shareholder), and in either case, shall be subject to earlier termination as provided in the Plan or Option Agreement.

8.	Exercise of Options.

8.1 General. Each Option shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the Option Agreement evidencing such Option, subject to the provisions of the Plan. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

8.2 Notice of Exercise. An Option may be exercised by the optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the “Notice”), accompanied by payment for such shares. In addition, the Company may require any individual to whom an Option is granted, as a condition of exercising such Option, to give written assurances (the “Investment Letter”) in a substance and form satisfactory to the Company to the effect that such individual is acquiring the Common Stock subject to the Option for his or her own account for investment and not with a view to the resale or distribution thereof, and to such other effects as the Company deems necessary or advisable in order to comply with any securities law(s).

8.3 Delivery. As promptly as practicable after receipt of the Notice, the Investment Letter (if required) and payment, the Company shall deliver or cause to be delivered to the optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the optionee’s name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

9.	Transferability of Options.

No Incentive Stock Option shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and during the life of an optionee, an Incentive Stock Option shall be exercisable only by the optionee. The Board may, in its discretion, determine the extent to which a non-statutory Option shall be transferable

9. Termination of Employment; Disability; Death. Except as may be otherwise expressly provided in the terms and conditions of the Option Agreement, Options shall terminate on the earliest to occur of:

(i)	the date of expiration thereof;

(ii)	90 days after termination of the optionee’s employment with, or provision of services to, the Company by the Company for Cause (as hereinafter defined);

(iii)

90 days after the date of voluntary termination of the optionee’s employment with, or provision of services to, the Company by the optionee (other than for death or permanent disability as defined below); or

(iv)

90 days after the date of termination of the optionee’s employment with, or provision of services to, the Company by the Company without Cause (other than for death or permanent disability as defined below).

Until the date on which the Option so expires, the optionee may exercise that portion of his or her Option which is exercisable at the time of termination of the employment or service relationship.

An employment or service relationship between the Company and the optionee shall be deemed to exist during any period during which the optionee is employed by or providing services to the Company. Whether an authorized leave of absence or an absence due to military or government service shall constitute termination of the employment relationship between the Company and the optionee shall be determined by the Board at the time thereof.

For purposes of this Section 10, the term “Cause” shall mean (a) any material breach by the optionee of any agreement to which the optionee and the Company are both parties, (b) any act (other than retirement) or omission to act by the optionee which may have a material and adverse effect on the Company’s business or on the optionee’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than minor traffic violations), or (c) any material misconduct or material neglect of duties by the optionee in connection with the business or affairs of the Company. An optionee’s employment shall be deemed to have been terminated for Cause if the Company determines within thirty (30) days of the termination of employment (whether such termination was voluntary or involuntary) that termination for Cause was warranted.

In the event of the permanent and total disability or death of an optionee while in an employment or other relationship with the Company, any Option held by such optionee shall terminate on the earlier of the date of expiration of the Option or 180 days following the date of such disability or death. After disability or death, the optionee (or in the case of death, his or her executor, administrator or any person or persons to whom this option may be transferred by will or by laws of descent and distribution) shall have the right, at any time prior to such termination of an Option , to exercise the Option to the extent the optionee was entitled to exercise such Option as of the date of his or her disability or death. An optionee is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months; permanent and total disability shall be determined in accordance with Section 22(e)(3) of the Code and the regulations issued thereunder.

10. Rights as a Shareholder. The holder of an Option shall have no rights as a shareholder with respect to any shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

11. Additional Provisions. The Board of Directors may, in its sole discretion, include additional provisions in Restricted Stock Agreements and Option Agreements, including, without limitation, restrictions on transfer, rights of the Company to repurchase shares of Restricted Stock or shares of Common Stock acquired upon exercise of Options, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of Options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not be such as to cause any Incentive Stock Option to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

12. Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular Option or Options may be exercised or (ii) extend the period or periods oftime during which all, or any particular, Option or Options may be exercised.

13. Adjustment Upon Changes in Capitalization

13.1 No Effect of Options upon Certain Corporate Transactions. The existence of outstanding Options shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

13.2 Adjustment Provisions. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding Options, and (z) the price for each share or other security subject to any then outstanding Options, so that upon exercise of such Options, in lieu of the shares of Common Stock for which such Options were then exercisable, the relevant optionee shall be entitled to receive, for the same aggregate consideration, the same total number and kind of shares or other securities, cash or property that the owner of an equal number of outstanding shares of Common Stock immediately prior to the event requiring adjustment would own as a result of the event. If any such event shall occur, appropriate adjustment shall also be made in the application of the provisions of this Section 14 and Section 15 with respect to Options and the rights of optionees after the event so that the provisions of such Sections shall be applicable after the event and be as nearly equivalent as practicable in operation after the event as they were before the event.

13.3 No Adjustment in Certain Cases. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations ofthe Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

13.4 Board Authority to Make Adjustments. Any adjustments under this Section 14 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

14. Effect of Certain Transactions

14.1 General. Except as provided in any Option Agreement or Restricted Stock Agreement to the contrary, if the Company is merged with or into or consolidated with another corporation under circumstances where the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent (50%) ofthe voting power of the Company or the surviving or resulting corporation, as the case may be, or if shares representing fifty percent (50%) or more of the voting power of the Company are transferred to an Unrelated Third Party, as hereinafter defined, or if the Company is liquidated, or sells or otherwise disposes of all or substantially all its assets (each such transaction is referred to herein as a “Change in Control Transaction”), the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to some or all outstanding Options or Restricted Stock Awards (and need not take the same action as to each such Option or Restricted Stock Award): (i) provide that such Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised Options will terminate immediately prior to the consummation of the Change in Control Transaction unless exercised by the optionee to the extent otherwise then exercisable within a specified period following the date of such notice, (iii) upon written notice to the grantees, provide that all unvested shares of Restricted Stock shall be repurchased at cost, (iv) make or provide for a cash payment to the optionees equal to the difference between (A) the fair market value of the per share consideration (whether cash, securities or other property or any combination of the above) the holder of a share of Common Stock will receive upon consummation of the Change in Control Transaction (the “Per Share Transaction Price”) times the number of shares of Common Stock subject to outstanding vested Options (to the extent then exercisable at prices not equal to or in excess of the Per Share Transaction Price) and (B) the aggregate exercise price of such outstanding vested Options, in exchange for the termination of such Options, or (v) provide that all or any outstanding Options shall become exercisable and all or any outstanding Restricted Stock A wards shall vest in part or in full immediately prior to such event. To the extent that any Options are exercisable at a price equal to or in excess ofthe Per Share Transaction Price, the Board may provide that such Options shall terminate immediately upon the consummation of the Change in Control Transaction without any payment being made to the holders of such Options. “Unrelated Third Party” shall mean any person who is not, on the date of adoption of this Plan by the Board, a holder of stock of any class or preference or any stock option of the Company.

14.2 Substitute Options. The Company may grant Options in substitution for options held by employees, officers or directors of, or consultants or advisors to, another corporation who become employees, officers or directors of, or consultants or advisors to, the Company, as the result of a merger or consolidation of the employing corporation with the Company or as a result of the acquisition by the Company of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Board considers appropriate in the circumstances.

14.3 Restricted Stock. In the event of a business combination or other transaction of the type detailed in Section 15.1, any securities, cash or other property received in exchange for shares of Restricted Stock shall continue to be governed by the provisions of any Restricted Stock Agreement pursuant to which they were issued, including any provision regarding vesting, and such securities, cash, or other property may be held in escrow on such terms as the Board of Directors may direct, to insure compliance with the terms of any such Restricted Stock Agreement.

15. No Special Employment Rights. Nothing contained in the Plan or in any Option Agreement or Restricted Stock Agreement shall confer upon any optionee or holder of Restricted Stock any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease his or her compensation.

16. Other Employee Benefits. The amount of any compensation deemed to be received by an employee as a result of the issuance of shares of Restricted Stock or the grant or exercise of an Option or the sale of shares received upon issuance of a Restricted Stock Award or exercise of an Option will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

17. Amendment of the Plan.

17.1 The Board may at any time, and from time to time, modify or amend in any respect or terminate the Plan. If shareholder approval is not obtained within twelve months after any amendment increasing the number of shares authorized under the Plan or changing the class of persons eligible to receive Options under the Plan, no Options granted pursuant to such amendments shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be issued pursuant to such amendments thereafter.

17.2 The termination or any modification or amendment of the Plan shall not, without the consent of an optionee or the holder of Restricted Stock, adversely affect his or her rights under an Option or Restricted Stock Award previously granted to him or her. With the consent of the recipient of Restricted Stock or optionee affected, the Board may amend outstanding Restricted Stock Agreements or Option Agreements in a manner not inconsistent with the Plan.

18. Withholding. The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of Restricted Stock, any federal, state or local taxes of any kind required by law to be withheld with respect to issuance of any shares of Restricted Stock or shares issued upon exercise of Options. Prior to delivery of any Common Stock pursuant to the terms of this Plan, the Board has the right to require that the optionee or recipient of Restricted Stock remit to the Company an amount sufficient to satisfy any minimum tax withholding obligation. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the obligor may elect to satisfy any minimum withholding obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable, or (ii) by delivering to the Company a sufficient number of shares of Common Stock. The shares so withheld shall have a fair market value equal to such minimum withholding obligation. The fair market value of the shares used to satisfy such minimum withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A person who has made an election pursuant to this Section 19 may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar restrictions.

19. Effective Date and Duration of the Plan.

19.1 Effective Date. The Plan shall become effective when adopted by the Board of Directors. If shareholder approval is not obtained within twelve months after the date of the Board’s adoption of the Plan, no Options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board. Amendments requiring shareholder approval shall become effective when adopted by the Board, but if shareholder approval is not obtained within twelve months of the Board’s adoption of such amendment, any Incentive Stock Options granted pursuant to such amendment shall be deemed to be non-statutory Options provided that such Options are authorized by the Plan. Subject to this limitation, Options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

19.2 Termination. Unless sooner terminated by action of the Board of Directors, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors.

20. Provision for Foreign Participants. The Board of Directors may, without amending the Plan, modify the terms of Option Agreements or Restricted Stock Agreements to differ from those specified in the Plan with respect to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

21. Requirements of Law. The Company shall not be required to sell or issue any shares under any Option or Restricted Stock Award if the issuance of such shares shall constitute a violation by the optionee, the Restricted Stock Award recipient, or by the Company of any provision of any law or regulation of any governmental authority. In addition, in connection with the Act, the Company shall not be required to issue any shares upon exercise of any Option unless the Company has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under the Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required in connection with any such transfer. Any determination in this connection by the Board shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Act or under the securities laws of each relevant state or other jurisdiction, the Company may imprint on the certificate(s) appropriate legends that counsel for the Company considers necessary or advisable to comply with the Act or any such state or other securities law. The Company may register, but in no event shall be obligated to register, any securities covered by the Plan pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option, the grant of any Restricted Stock Award or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

22. Conversion of Incentive Stock Options into Non-Qualified Options; Termination. The Board of Directors, with the consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee’s Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into non-statutory Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the optionee is an employee of the Company or a parent or subsidiary of the Company at the time of such conversion. At the time of such conversion, the Board of Directors (with the consent of the optionee) may impose such conditions on the exercise of the resulting non-statutory Options as the Board of Directors in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in this Plan shall be deemed to give any optionee the right to have such optionee’s Incentive Stock Options converted into non-statutory Options, and no such conversion shall occur until and unless the Board of Directors takes appropriate action. The Board of Directors, with the consent of the optionee, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination.

23. Non-Exclusivity of this Plan; Non-Uniform Determinations. Neither the adoption of this Plan by the Board of Directors nor the approval of this Plan by the stockholders of the Company shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

The determinations of the Board of Directors under this Plan need not be uniform and may be made by it selectively among persons who receive or are eligible to receive Options or Restricted Stock Awards under this Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Board of Directors shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Option Agreements and Restricted Stock Agreements, as to (a) the persons to receive Options or Restricted Stock Awards under this Plan, (b) the terms and provisions of Options or Restricted Stock Awards, (c) the exercise by the Board of Directors of its discretion in respect of the exercise of Options pursuant to the terms of this Plan, and (d) the treatment of leaves of absence pursuant to Section 10 hereof.

24. Governing Law. This Plan and each Option or Restricted Stock Award shall be governed by the laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of law.

APPENDIX A

TO SQZ BIOTECHNOLOGIES COMPANY 2014 STOCK INCENTIVE PLAN

FOR CALIFORNIA RESIDENTS ONLY

This Appendix to the SQZ Biotechnologies Company 2014 Stock Incentive Plan (the “Plan”) shall have application only to participants in the Plan who are residents of the State of California. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided in this Appendix. Notwithstanding any provision contained in the Plan to the contrary and to the extent required by applicable law, the following terms and conditions shall apply to all Options and Restricted Stock Awards (collectively “Awards”) granted to residents of the State of California, until such time as the Common Stock becomes subject to registration under the Securities Act of 1933:

1. Awards shall be nontransferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Board, in its discretion, may permit distribution of an Award to an inter vivos or testamentary trust in which the Award is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in Rule 16a-1 (e) of the United States Exchange Act of 1934.

2. Unless employment is terminated for Cause, the right to exercise an Option in the event of termination of employment, to the extent that the optionee is otherwise entitled to exercise an Option on the date employment terminates, shall be

(a) at least six months from the date of termination of employment if termination was caused by death or permanent disability; and

(b) at least 30 days from the date of termination if termination of employment was caused by other than death or permanent disability;

(c) but in no event later than the remaining term of the Option.

3. Any Award exercised before shareholder approval is obtained shall be rescinded if shareholder approval is not obtained within 12 months of the Board’s adoption of the Plan.

SQZ Biotechnologies Company (the “Company”)

STOCK OPTION AGREEMENT

The Option described in this Stock Option Agreement (the “Option Agreement”) was granted by the Company on the date of grant set forth below (the “Date of Grant”) pursuant to the Company’s 2014 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference and made a part hereof. The holder of this Option (the “Holder”) hereby accepts this Option subject to all the terms and provisions of the Plan and this Option Agreement and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the terms of the Plan shall prevail, and (b) all decisions under and interpretations of the Plan by the Board of Directors of the Company (the “Board”) or of a committee that the Board appoints (the “Committee”) shall be final, binding and conclusive upon the Holder and his or her heirs and legal representatives.

1.	Name of Holder:

2.	Date of Grant:[1]

3.	Vesting Commencement Date:

4.	Maximum number of shares for
which this Option is exercisable:

5.	Exercise (purchase) price per share:

6.	Type of Option: [Incentive Stock Option/Non-statutory Stock Option]

7.	Expiration Date of Option (the “Expiration Date”):[2]

8.	Vesting Schedule: [Vesting schedule to be specified in individual Option Agreements.]

Notwithstanding the foregoing, all vesting shall cease upon the date the Holder is no longer a Service Provider and the Option will immediately terminate and be forfeited as to any portion that is not vested as of such date. For purposes of this Option Agreement, “Service Provider” means an employee, advisor, director or consultant of the Company or one of its subsidiaries.

9.

Method of Exercise: This Option may be exercised by the delivery to the Company of written notice in a form acceptable to the Company setting forth the number of shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Shares”) with respect to which the Option is to be exercised, together with payment by one of the following methods:

cash or a personal, certified or bank check or postal money order payable to the order of the Company for an amount equal to the exercise price for the number of Shares being purchased; or

[1]	The Date of Grant should be the date that the Board approves the option.
[2]	The Expiration Date should be the day prior to the 10th anniversary of the Date of Grant.

with the consent of the Company, any of the other methods set forth in the Plan.

As an additional condition to exercise of this Option, the Holder shall deliver to the Company an investment letter in form and substance satisfactory to the Company. No such investment letter shall be required as a condition to such exercise at any time when there shall be an effective registration statement under the Securities Act of 1933, as amended (the “Act”) covering the Shares for which this Option may be exercised.

If required by the Company, the Holder shall, as a condition precedent to exercising this Option, become a party to (i) the Voting Agreement, dated as of June 15, 2015, by and among the Company and the parties thereto, as may be amended and/or restated from time to time, and (ii) the Right of First Refusal and Co-Sale Agreement, dated as of June 15, 2015, by and among the Company and the parties thereto, as may be amended and/or restated from time to time, and shall execute and deliver to the Company a joinder to such agreements in a form acceptable to the Company.

10.	Termination of Option. This Option may not be exercised to any extent after, and shall terminate on, the earliest to occur of:

(i)	the Expiration Date;

(ii)	immediately upon the Holder’s termination as a Service Provider for Cause (as defined in the Plan);

(iii)	90 days after the Holder ceases to be a Service Provider for any reason other than Cause or due to death or “permanent and total disability” (within the meaning of the Plan); or

(iv)	180 days after the Holder ceases to be a Service Provider due to the Holder’s “permanent and total disability” or death.

Holder acknowledges that an Incentive Stock Option exercised more than three months after Holder’s termination of status as an employee of the Company, other than by reason of death or “permanent and total disability,” will be taxed as a non-statutory Stock Option.

11.	Company’s Right of First Refusal. Any Shares issued pursuant to exercise of this Option shall be subject to the Company’s right of first refusal as set forth at Appendix A.

12.

Lock-Up Agreement. The Holder agrees that upon the request of the Company or the managing underwriter(s) of any offering of securities of the Company that is the subject of a registration statement filed under the Act, for a period of time (not to exceed 180 days, plus such additional number of days (not to exceed 35) as may reasonably be requested to enable the underwriter(s) of such offering to comply with Rule 2711(f) of the Financial Industry Regulatory Authority or any amendment or successor thereto) from the effective date of the registration statement under the Act for such offering, the Holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares issued pursuant to the exercise of this Option, without the prior written consent of the Company and such underwriters. The Holder further agrees to execute such agreements as may be reasonably requested by the underwriters that are consistent with this Section 12 or that are necessary to give further effect hereto.

13.

Tax Withholding. The Company’s obligation to deliver Shares shall be subject to the Holder’s satisfaction of any federal, state and local income and employment tax withholding requirements arising in connection with the Option.

14.	Special Tax Consequences. If this Option is designated as an Incentive Stock Option:

(i)

The Holder acknowledges that to the extent the aggregate fair market value of shares (determined as of the time the option with respect to the shares is granted) with respect to which stock options intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), including the Option, are exercisable for the first time by the Holder during any calendar year exceeds $100,000 or if for any other reason such stock options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such stock options (including this Option) will be treated as non-qualified stock options. The Holder further acknowledges that the rule set forth in the preceding sentence will be applied by taking this Option and other stock options into account in the order in which they were granted, as determined under Section 422(d) of the Code.

(ii)

The Holder will give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Option Agreement if such disposition or other transfer is made (a) within two (2) years from the Date of Grant or (b) within one (1) year after the transfer of such Shares to the Holder. Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

15.

Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the office of the Company, SQZ Biotechnologies Company, 100 Morrissey Blvd, Venture Development Center, Boston, MA 02125, attention of the Chief Executive Officer, or such other address as the Company may hereafter designate.

Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his or her address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Option Agreement, or caused this Option Agreement to be executed, as of the Date of Grant.

SQZ Biotechnologies Company

By:

Name:	Armon Sharei, Ph.D.

Title:	Chief Executive Officer

The undersigned Holder hereby acknowledges receipt of a copy of the Plan and this Option Agreement (including Appendix A hereto), and agrees to the terms of the Option, this Option Agreement and the Plan.

Name:

APPENDIX A

Right of First Refusal

1. General. Prior to the effective date of a registration statement under the Act covering any shares of the Company’s Common Stock and until such time as the Company shall have effected a public offering of its Common Stock registered under the Act, in the event that, at any time when the Holder (which term for purposes of this Appendix A shall mean the Holder and his or her executors, administrators and any other person to whom this Option may be transferred by will or the laws of descent and distribution) is permitted to do so, the Holder desires to sell, assign or otherwise transfer any of the Shares issued upon the exercise of this Option, the Holder shall first offer such Shares to the Company by giving written notice of the Holder’s desire so to sell, assign or transfer such Shares.

2. Notice of Intended Transfer. The notice shall state the number of Shares offered, the name of the person or persons to whom it is proposed to sell, assign or transfer such Shares and the price at which such Shares are intended to be sold, assigned or transferred. Such notice shall constitute an offer to the Company for the Company to purchase the number of Shares set forth in the notice at a price per share equal to the price stated therein.

3. Company to Accept or Decline Within 30 Days. The Company may accept the offer as to all, but not less than all, such Shares by notifying the Holder in writing within 30 days after receipt of such notice of its acceptance of the offer. If the offer is accepted, the Company shall have 60 days after such acceptance within which to purchase the offered Shares at a price per share as aforesaid. Upon the closing of such purchase, the Holder shall transfer to the Company the Shares offered in the notice, free of all liens, encumbrances and rights of others, and shall deliver any certificate(s) representing such Shares, as well as the duly executed stock powers accompanying such certificate(s), to the Company. If within the applicable time periods the Holder does not receive notice of the Company’s intention to purchase the offered Shares, or if payment in full of the purchase price is not made by the Company, the offer shall be deemed to have been rejected and the Holder may transfer title to such Shares within 90 days from the date of the Holder’s written notice to the Company of the Holder’s intention to sell, but such transfer shall be made only to the proposed transferee and at the proposed price as stated in such notice and after compliance with any other provisions of this Option applicable to the transfer of such Shares.

4. Transferred Shares to Remain Subject to Rights of the Company. Shares that are so transferred to such transferee shall remain subject to the provisions of the Plan and the Option Agreement, including the rights of the Company set forth in this Appendix A, and any other applicable agreements governing the Shares that are transferred. As a condition to such transfer, such transferee shall execute and deliver all such documents as the Company may require to evidence the binding agreement of such transferee so to remain subject to the rights of the Company.

5. Remedies of Company. No sale, assignment, pledge or other transfer of any of the Shares covered by this Option shall be effective or given effect on the books of the Company unless all of the applicable provisions of this Appendix A have been duly complied with, and the Company may inscribe on the face of any certificate representing any of such Shares a legend referring to the provisions of this Appendix A. If any transfer of Shares is made or attempted in violation of the foregoing restrictions, or if Shares are not offered to the Company as required hereby, the Company shall have the right to purchase such Shares from the owner thereof or his transferee at any time before or after the transfer, as herein provided. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law) and may refuse to recognize any transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until all applicable provisions hereof have been complied with.

6. Shares Subject to Right of First Refusal. For purposes of the Company’s right of first refusal pursuant to this Appendix A, the term “Shares” shall include any and all new, substituted or additional securities or other property issued to the Holder, by reason of his or her ownership of Common Stock pursuant to the exercise of this Option, in connection with any stock dividend, liquidating dividend, stock split or other change in the character or amount of any of the outstanding securities of the Company, or any consolidation, merger or sale of all or substantially all of the assets of the Company.

7. Legends on Stock Certificates. Any certificate representing Shares subject to the provisions of this Appendix A may have endorsed thereon one or more legends, substantially as follows:

(i)

“Any disposition of any interest in the securities represented by this certificate is subject to restrictions, and the securities represented by this certificate are subject to certain options, contained in a certain agreement between the record holder hereof and the Company, a copy of which will be mailed to any holder of this certificate without charge upon receipt by the Company of a written request therefor.”

(ii)

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) or under the securities laws of any state and may not be pledged, hypothecated, sold or otherwise transferred unless such shares have been registered under the Act or unless the Company has received an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that such registration is not required.”

8. Right of First Refusal to Lapse Upon Registration. The restrictions imposed by this Appendix A shall terminate in all respects upon the effective date of a registration statement under the Act covering any of the Company’s Common Stock.

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SQZ BIOTECHNOLOGIES COMPANY

2020 INCENTIVE AWARD PLAN

RESTRICTED STOCK GRANT NOTICE

Capitalized terms not specifically defined in this Restricted Stock Grant Notice (the “Grant Notice”) have the meanings given to them in the 2020 Incentive Award Plan (as amended from time to time, the “Plan”) of SQZ Biotechnologies Company (the “Company”).

The Company has granted to the participant listed below (“Participant”) the shares of Restricted Stock described in this Grant Notice (the “Restricted Shares”), subject to the terms and conditions of the Plan and the Restricted Stock Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:

Grant Date:

Number of Restricted Shares:

Vesting Commencement Date:

Vesting Schedule:

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

SQZ BIOTECHNOLOGIES COMPANY	PARTICIPANT

By:
Name:
Title:

Exhibit A

RESTRICTED STOCK AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.

GENERAL

1.1 Issuance of Restricted Shares. The Company will issue the Restricted Shares to the Participant effective as of the grant date set forth in the Grant Notice and will cause (a) a stock certificate or certificates representing the Restricted Shares to be registered in Participant’s name or (b) the Restricted Shares to be held in book-entry form. If a stock certificate is issued, the certificate will be delivered to, and held in accordance with this Agreement by, the Company or its authorized representatives and will bear the restrictive legends required by this Agreement. If the Restricted Shares are held in book-entry form, then the book-entry will indicate that the Restricted Shares are subject to the restrictions of this Agreement.

1.2 Incorporation of Terms of Plan. The Restricted Shares are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

ARTICLE II.

VESTING, FORFEITURE AND ESCROW

2.1 Vesting. The Restricted Shares will become vested Shares (the “Vested Shares”) according to the vesting schedule in the Grant Notice except that any fraction of a Share that would otherwise become a Vested Share will be accumulated and will become a Vested Share only when a whole Vested Share has accumulated.

2.2 Forfeiture. In the event of Participant’s Termination of Service for any reason, Participant will immediately and automatically forfeit to the Company any Shares that are not Vested Shares (the “Unvested Shares”) at the time of Participant’s Termination of Service, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company. Upon forfeiture of Unvested Shares, the Company will become the legal and beneficial owner of the Unvested Shares and all related interests and Participant will have no further rights with respect to the Unvested Shares.

2.3 Escrow.

(a) Unvested Shares will be held by the Company or its authorized representatives until (i) they are forfeited, (ii) they become Vested Shares or (iii) this Agreement is no longer in effect. By accepting this Award, Participant appoints the Company and its authorized representatives as Participant’s attorney(s)-in-fact to take all actions necessary to effect any transfer of forfeited Unvested Shares (and Retained Distributions (as defined below), if any, paid on such forfeited Unvested Shares) to the Company as may be required pursuant to the Plan or this Agreement and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. The Company, or its authorized representative, will not be liable for any good faith act or omission with respect to the holding in escrow or transfer of the Restricted Shares.

(b) All cash dividends and other distributions made or declared with respect to Unvested Shares (“Retained Distributions”) will be held by the Company until the time (if ever) when the Unvested Shares to which such Retained Distributions relate become Vested Shares. The Company will establish a separate Retained Distribution bookkeeping account (“Retained Distribution Account”) for each Unvested Share with respect to which Retained Distributions have been made or declared in cash and credit the Retained Distribution Account (without interest) on the date of payment with the amount of such cash made or declared with respect to the Unvested Share. Retained Distributions (including any Retained Distribution Account balance) will immediately and automatically be forfeited upon forfeiture of the Unvested Share with respect to which the Retained Distributions were paid or declared.

(c) As soon as reasonably practicable following the date on which an Unvested Share becomes a Vested Share, the Company will (i) cause the certificate (or a new certificate without the legend required by this Agreement, if Participant so requests) representing the Share to be delivered to Participant or, if the Share is held in book-entry form, cause the notations indicating the Share is subject to the restrictions of this Agreement to be removed and (ii) pay to Participant the Retained Distributions relating to the Share.

2.4 Rights as Stockholder. Except as otherwise provided in this Agreement or the Plan, upon issuance of the Restricted Shares by the Company, Participant will have all the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and to receive dividends or other distributions paid or made with respect to the Restricted Shares.

ARTICLE III.

TAXATION AND TAX WITHHOLDING

3.1 Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of the Restricted Shares and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2 Section 83(b) Election. If Participant makes an election under Section 83(b) of the Code with respect to the Restricted Shares, Participant will deliver a copy of the election to the Company promptly after filing the election with the Internal Revenue Service.

3.3 Tax Withholding.

(a) The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the Restricted Shares as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise deliverable under the Award.

(b) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Restricted Shares, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Restricted Shares. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the Restricted Shares or the subsequent sale of the Restricted Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure this Award to reduce or eliminate Participant’s tax liability.

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ARTICLE IV.

RESTRICTIVE LEGENDS AND TRANSFERABILITY

4.1 Legends. Any certificate representing a Restricted Share will bear the following legend until the Restricted Share becomes a Vested Share:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

4.2 Transferability. The Restricted Shares and any Retained Distributions are subject to the restrictions on transfer in the Plan and may not be sold, assigned or transferred in any manner unless and until they become Vested Shares. Any attempted transfer or disposition of Unvested Shares or related Retained Distributions prior to the time the Unvested Shares become Vested Shares will be null and void. The Company will not be required to (a) transfer on its books any Restricted Share that has been sold or otherwise transferred in violation of this Agreement or (b) treat as owner of such Restricted Share or accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Share has been so transferred. The Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, or make appropriate notations to the same effect in its records.

ARTICLE V.

OTHER PROVISIONS

5.1 Adjustments. Participant acknowledges that the Restricted Shares are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

5.2 Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

5.3 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.4 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

5.5 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

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5.6 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Restricted Shares will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

5.7 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

5.8 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

5.9 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Award.

5.10 Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

5.11 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

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